EXHIBIT 10.1

                          AMENDMENT NO. 1 TO AGREEMENT

      This Amendment No. 1, dated November 24, 2003 ("Amendment No. 1") to the Agreement entered into as of the 14th day of August 2003 (the "Agreement") between IPOF Fund, L.P., an Ohio limited partnership ("IPOF"), David Dadante, an individual resident of Ohio and the general partner of IPOF ("Dadante", and together with IPOF and any other persons or entities with which he may constitute a "group", as defined in and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be referred to herein as the "IPOF Group"), and Innotrac Corporation, a Georgia corporation ("Company"). All capitalized terms not otherwise defined herein shall have the meanings described thereto in the Agreement.

      WHEREAS, the IPOF Group is currently the beneficial owner of 2,800,500 shares of the Company's Common Stock, which represents approximately 24.2%% of the shares of such class outstanding.

      WHEREAS, the parties hereto previously entered into the Agreement to establish certain conditions regarding the IPOF Group's ownership of Common Stock and its relationship with the Company.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

      1. Dadante and IPOF hereby represent and warrant that the number of shares reflected in the first whereas clause above is the true and correct number of shares beneficially owned by the IPOF Group and agree that all those shares as well as any additional shares purchased by any person or entity constituting part of the IPOF Group in the future shall be held subject to the terms and conditions of the Agreement, as hereby amended. In addition, Dadante and IPOF acknowledge the applicability of various rules and regulations under the federal securities laws to their ownership of common stock of the Company, including the need to make various filings and the applicability of Section 16 under the Exchange Act of 1934, as amended. They further agreed to comply in all respects with all such applicable rules and regulations.

      2. Dadante and IPOF acknowledge that the IPOF Group constitutes an "affiliate" of the Company as defined under applicable federal securities laws as a result of its ownership of approximately 25% of the shares of the Company's outstanding common stock.

      3. Except as amended hereby, the Agreement as amended remains in full force and effect.


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      IN WITNESS WHEREOF,  the parties hereto have executed this Amendment No. 1 by their duly authorized representatives effective as of he date set forth above.

                                             INNOTRAC CORPORATION

                                             By: /s/ David L. Gamsey
                                                 -------------------------------
                                             Title: Chief Financial Officer

                                             /s/ David Dadante
                                              DAVID DADANTE

                                             IPOF FUND, LP

                                             By: /s/ David Dadante
                                                 -------------------------------
                                                  David Dadante, General Partner


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